Exhibit 10.1

                 RECISSION TO THE ASSET SALE PURCHASE AGREEMENT

     The undersigned parties, Suining Yinfa Construction and Engineering Co., Ltd., ("Seller") and International Building Technologies, Co., Ltd. ("Company") a Hong Kong Corporation and a subsidiary of International Building Technologies Group, Inc., a US publicly traded company (OTCBB:INBG), having previously entered into a certain Asset Sale and Purchase Agreement (the "ASPA") on July 8, 2007, and subsequently amended on September 28, 2007 and December 5, 2007; herein mutually agree to the following:

     WHEREAS the Parties agree that the sellers transactions are not recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability, as stipulated in section 9(g) of the ASPA signed December 5, 2007 and

     WHEREAS the Parties agree that the assets sold and purchased are performing below projected expectations and

     WHEREAS,  a  convertible   promissory  note  for  $350,000  was  issued  in
connection with the ASPA as compensation for the purchase of the assets and

     WHEREAS the convertible promissory note was converted and paid in full on December 12, 2007 with 350,000 shares of INBG's Series E preferred Shares

     NOW THEREFORE, effective March 31, 2008 the Parties mutually agree that it is in the best interest of both parties to rescind the ASPA and all terms and conditions contained therein. Furthermore, both parties mutually agree to fully release each other from any future claims of all verbal and or written agreements shall now be terminated without recourse. The Seller agrees to return all 350,000 shares of INBG's Series E Preferred Stock issued on December 12, 2007. The Company agrees to compensate the Seller for their work and time in connection with this ASPA with 35,000 shares of INBG's Series E Preferred stock.

Agreed this 23rd day of April, 2008.


International Building Technologies          Suining Yinfa Construction and
Group, Inc.                                  Engineering, Co.


By /s/ Kenneth Yeung                         By /s/ Mr. Wang Hao
  ---------------------------------            ---------------------------------
By: Kenneth Yeung,                           By: Mr. Wang Hao
    President/CEO                                General Manager